                                               CERTIFICATE OF TRUST

                                                        OF

                                                   SCE TRUST III

         This  Certificate of Trust of SCE Trust III (the "Trust"),  dated December 8, 2004, is being duly executed and filed by the  undersigned,  as trustee,  to form a statutory  trust under the Delaware  Statutory Trust Act (12
Del. C. ss. 3801, et seq.) (the "Act").

         1.       Name.  The name of the statutory trust formed by this Certificate of Trust is: SCE Trust III.

         2.       Trustee.  The name and business  address of the trustee of the Trust with its principal  place of business  in the State of  Delaware  are Chase  Manhattan  Bank USA,  National  Association,  c/o JP Morgan  Chase,
Attention: Institutional Trust Services, 500 Stanton Christiana Road, OPS4 / 3rd Floor, Newark, Delaware 19713.

         3.       Effective Date.  This  Certificate of Trust shall be effective upon filing with the Secretary of
State of the State of Delaware.

         IN WITNESS  WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of
Trust in accordance with Section 3811(a)(1) of the Act.

                                                      CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its
                                                      individual capacity, but solely as trustee

                                                      By:        /s/ John J. Cashin
                                                                 -------------------------------------------
                                                      Name:      John J. Cashin
                                                      Title:     Vice President

                                                      JP MORGAN CHASE BANK, N.A., not in its individual capacity, but solely as trustee

                                                      By:        /s/ James M. Foley
                                                                 -------------------------------------------
                                                      Name:      James. M. Foley
                                                      Title:     Assistant Vice President